                                                           Exhibit No. EX-99.p.1

                       The Olstein Funds Compliance Manual

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                                 Code of Ethics
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Date of Most Recent Revision:      December 9, 2005

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References:                        Investment Company Act - Rule 17j-1
                                   Investment Advisers Act - Rule 204A-1

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I. Background

     Investment  Company Act Rule 17j-1  prohibits  fraudulent  or  manipulative practices by individuals  affiliated  with funds and their advisers and requires each fund and  investment  adviser to adopt a written code of ethics  containing provisions  reasonably  necessary  to prevent  such  practices  and to institute procedures to prevent  violations of such code of ethics.  Rule 204A-1 under the
Investment  Advisers  Act  requires  all  investment  advisers  subject  to  SEC registration  to adopt a code of ethics that sets out  standards  of conduct for advisory personnel, and to address conflicts that arise from personal trading by advisory personnel.

     Both Rule 17j-1 and Rule 204A-1 require  certain  employees to report their personal securities  transactions  ("Employee  Securities  Transactions") to the fund or investment adviser.  The Trust and the Adviser have adopted a joint code of ethics (the "Code of Ethics")  that is designed to meet the  requirements  of
Rule 17j-1 and Rule 204A-1. The Code of Ethics contains provisions, described in more detail below,  that are designed to protect the Trust and its  shareholders and to reinforce the fiduciary  principles  that govern the conduct of Trust and
Adviser  personnel.  The Code of Ethics also  contains  prohibitions  on certain transactions  in shares of any fund for which the Adviser  serves as  investment adviser or sub-adviser ("Managed Funds").

     In addition to meeting the requirements of Rule 17j-1 and Rule 204A-1,  the
Code of Ethics contains a provision that generally requires all employees of the
Trust and the Adviser limit their personal  investments in equity  securities to investments  in shares of one or more  series of the  Trust,  other  than  those investments made through certain employer-sponsored retirement plans.

II. Prevention

     A.   Limitation on Employees' Equity Investments

     As mentioned  above, the primary  preventative  measure with respect to the risks to the Trust  associated  with  Employee  Securities  Transactions  is the policy set forth in the Code of Ethics that generally limits  employees'  equity investments to  investments in shares of one or more series of the Trust,  other
than  those  investments  that  are  made  through  certain   employer-sponsored
retirement  plans.  This policy is designed to positively align the interests of the  employees of the Adviser  with those of the Trust and the Adviser,  prevent certain  conflicts of interest and, the Adviser  believes,  serves to reduce the risks associated with personal trading by employees  addressed in Rule 17j-1 and
Rule 204A-1.

     B. Limitations on Transactions in Shares of Managed Funds

     The Code of Ethics  contains  restrictions  on the ability of employees and other individuals affiliated with the Trust or the Adviser to engage in personal transactions in shares of Managed Funds. The Code of Ethics prohibits any series of purchase and redemption transactions, regardless of size, of the same Managed
Fund in a manner that the Compliance  Department deems  excessive.  In addition, certain  employees  of the Trust or the Adviser are required to hold shares of a
Managed  Fund for a minimum of sixty (60) days  before they may be redeemed at a profit.  These  restrictions  are  designed  to  prevent  the type of  excessive short-term  transactions  that have the  potential to harm the  interests of the
Managed Funds' long-term shareholders.

     C.   Setting  Forth  Clear  Standards  of  Conduct  that  are  Expected  of
          Employees

     The Code of Ethics  contains  standards  of  conduct  to which all  persons subject to the Code are expected to adhere in carrying out the operations of the
Adviser or the Trust.  The substance of these  standards and their  inclusion in the Code are intended to prevent  violations by providing persons subject to the
Code with straightforward, unambiguous ethical guidelines.

III. Detection

     A. Pre-Clearance of Securities Transactions

     Certain  employees of the Trust or the Adviser must receive  prior  written approval  from  the  Compliance  Department  before  engaging  in most  personal securities  transactions.  This allows the Compliance  Department to monitor the transactions  and  intervene in instances  where it believes a  transaction  may violate the Code of Ethics.

     B.   Transaction Reporting Requirements

     The Code of Ethics  requires that certain  affiliated  persons of the Trust and the Adviser  report  their  personal  securities  transactions  on a regular basis. These reporting  requirements  provide the Compliance  Department with an additional  mechanism for monitoring  employees'  personal trading and detecting potential violations of the policies contained in the Code of Ethics.

     C.   Reporting Violations

     The Code requires all persons  subject to it to immediately  notify the CCO of any potential  violations.  This  provision is designed to reinforce the fact that  compliance  is  every  employee's  responsibility,  and  to  increase  the
Compliance  Department's  ability  to  detect  violations  by  requiring  prompt internal reporting.

IV. Correction

     The Code of  Ethics  provides  several  corrective  mechanisms  that may be implemented  if  the  CCO  determines  that  an  individual  has  engaged  in  a transaction that violates the Code of Ethics.

     A.   Periodic Reporting to the Board of Trustees

     The Code of  Ethics  requires  that the Trust and the  Adviser  prepare  an annual written report to the Board of Trustees of the Trust relating to the Code of Ethics.  The report must,  among other  things,  describe any issues  arising under the Code of Ethics and identify recommended changes to the Code of Ethics.

     B.   Sanctions and Disgorgement of Profits

     Individuals that engage in personal  securities  transactions  that violate the Code of Ethics are subject to a variety of sanctions.  Generally, the CCO is authorized to impose such sanctions as he or she deems appropriate. For example, profits gained in transactions that violate the Code of Ethics may be subject to disgorgement to the Trust. In certain circumstances, the Code of Ethics provides for mandatory  disgorgement  of profits,  while in others,  disgorgement  may be imposed  at  the  discretion  of the  CCO.  For  example,  profits  realized  in transactions that violate the Code of Ethics  prohibition on short-term  trading
(60 days) are subject to disgorgement.  Profits realized by a portfolio  manager who buys or sells a security  within  seven  calendar  days  before or after the
Trust trades in that security are required to be disgorged.

                                 CODE OF ETHICS
                                       OF
                                THE OLSTEIN FUNDS
                                       AND
                           OLSTEIN & ASSOCIATES, L.P.

                   (Amended and Restated on February 23, 2006)

                                    PREAMBLE

     This Code of Ethics is being  adopted for The Olstein  Funds (the  "Trust")
and  Olstein  &  Associates,  L.P.,  (the  "Adviser"),  in  compliance  with the requirements of Rule 17j-1 under the Investment  Company Act of 1940, as amended
(the "1940 Act") and Rule 204A-1 under the  Investment  Advisers Act of 1940, as amended (the "Advisers Act"), to effectuate the purposes and objectives of those
Rules.

     Rule 17j-1 makes it unlawful for certain  persons,  including  any officer, director or trustee of the Trust or Adviser,  in connection with the purchase or sale by such person of a security "held or to be acquired" by the Trust:(1)

          (1)  To employ any device, scheme or artifice to defraud the Trust;

          (2)  To make any untrue  statement of a material  fact to the Trust or omit to  state a  material  fact  necessary  in order to make the statements  made to the Trust, in light of the  circumstances  in which they are made, not misleading;

          (3)  To  engage  in any act,  practice  or  course  of  business  that operates or would operate as a fraud or deceit upon the Trust; or

          (4)  To engage in any manipulative practice with respect to the Trust.

     Rule  17j-1  also  requires  that the Trust and the  Adviser  each  adopt a written  code of ethics,  which  shall be approved by a majority of the Board of
Trustees of the Trust ("Board of Trustees") (including a majority of Independent
Trustees),  that contains  provisions  reasonably  necessary to prevent  certain persons from  engaging in acts in violation of the above  standard and shall use reasonable  diligence and institute  procedures  reasonably necessary to prevent violations of the Code of Ethics.

     Rule  204A-1  requires  that the  Adviser  adopt a code of ethics that sets forth  standards  of  conduct  expected  of  advisory  personnel  and  addresses conflicts of interest  that may arise in  connection  with  personal  trading by advisory  personnel.  Rule 204A-1 also requires that the Adviser adopt a code of ethics  that  requires  certain  advisory  persons  to report  certain  of their personal securities transactions,  including transactions in funds for which the
Adviser acts as an investment adviser or sub-adviser.

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(1) A  security  "held or to be  acquired"  is  defined  in Rule 17j-1 as (a) if within  the most  recent  fifteen  (15)  days it (i) is or has been  held by the
Trust,  or (ii) is being or has been  considered by the Trust or the Adviser for purchase by the Trust,  and (b) any option to purchase or sell, and any security convertible into or exchangeable for, such a security.

     Set forth below is the Code of Ethics  adopted by the Board of Trustees and the Adviser in compliance  with Rule 17j-1 and Rule 204A-1.  This Code of Ethics is  designed  to  promote  compliance  with the  relevant  legal  and  fiduciary obligations  to which the  Adviser is subject,  and is based upon the  principle that certain persons,  including the trustees,  officers and certain  affiliated persons of the Trust and Adviser,  owe a fiduciary  duty to, among  others,  the shareholders  of the Trust to conduct their  affairs,  including  their personal securities  transactions,  in such manner as to minimize potential  conflicts of interest  and to  avoid  (i)  serving  their  own  personal  interests  ahead of shareholders;  (ii) taking  inappropriate  advantage of their  position with the
Trust; and (iii) any actual conflicts of interest or any abuse of their position of trust and responsibility.

                   GENERAL POLICY REGARDING PERSONAL INVESTING

     As a matter of general  policy of the Trust and the Adviser,  all employees of the Trust and the Adviser shall limit their  personal  investments  in equity securities to  investments  in shares of one or more series of the Trust,  other than: (i) investments in equity  securities  that are authorized  options in the
Trust's or Adviser's  employer-sponsored  retirement  plan; and (ii) investments held by the employee at the time of the  commencement  of his or her  employment with the Adviser.  This policy is designed to positively  align the interests of the  employees of the Adviser  with those of the Trust and the  Adviser,  and to avoid conflicts of interest, to prevent violations of the fiduciary duty owed to the Trust's  shareholders and the Adviser's  customers,  and to reduce the risks associated with personal  trading by employees  addressed in Rule 17j-1 and Rule
204A-1.

     If an employee desires to make investments in equity securities, other than those made through certain  employer-sponsored  retirement plans,  which are not available  through  investments in the Trust,  such investments may only be made
after  obtaining  written  approval   (including  e-mail)  from  the  Compliance
Department.  The Compliance  Officer ("CO") shall monitor the personal investing of employees of the Trust and the Adviser to detect  violations  of this policy.
The CO's  personal  investing  will be  monitored  by the CCO or CFO;  the CCO's personal  investing  will be monitored by the CFO or  President.  The CO, or any other  officer,  trustee  or  employee  of  the  Adviser  or  the  Trust,  shall immediately  report any  potential  violations  of this  policy to the CCO.  Any non-Trust investments  authorized by the Compliance Department under this policy are  subject to this Code of Ethics.  Trading  by  persons  associated  with the
Adviser  is  also  governed  by  the  Adviser's  Insider  Trading  Policies  and
Procedures.

1. DEFINITIONS

          (a)  "Access  Person" means:  (i) any Advisory  Person of the Trust or
               Adviser; or (ii) any Supervised Person of the Adviser (a) who has
               access to nonpublic  information  regarding any clients' purchase or sale of  securities,  or nonpublic  information  regarding the portfolio holdings of any Reportable Fund, or (b) who is involved making securities  recommendations to clients,  or who has access to such recommendations that are nonpublic.

          (b)  "Advisory  Person"  means  (i) any  director,  trustee,  officer, general  partner or  employee  of the Trust or Adviser (or of any company in a control  relationship  to the Trust or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains current  information  regarding,  the purchase or sale of a security by the Trust,  or whose  functions relate to the making of any recommendations  with respect to such purchases  or  sales;  and (ii) any  natural  person in a control relationship  to the  Trust  or  Adviser  who  regularly  obtains current information concerning  recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

Note: As practical matter,  Access Persons will generally include the following:
Trustees  and Officers of  Reportable  Funds,  Officers of the Adviser,  and all
employees of the Adviser.

          (c)  "Automatic  Investment  Plan"  means a program  in which  regular periodic purchases (or withdrawals) are made automatically in (or from)  investment  accounts in  accordance  with a  predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

          (d)  A  security  is "being  considered  for  purchase  or sale" or is
               "being  purchased or sold" when a  recommendation  to purchase or sell the  security has been made and  communicated  to the person responsible  for  trading,  which  includes  when the Trust has a pending  "buy" or "sell" order with  respect to a security,  and, with respect to the person making the  recommendation,  when such person seriously considers making such a recommendation.

          (e)  "Beneficial Ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject  to the  provisions  of,  Section  16 of  the  Securities
               Exchange  Act of 1934 and the  rules and  regulations  thereunder which,  generally speaking,  encompass those situations where the beneficial  owner has the right to enjoy  some  economic  benefit from the ownership of the security. A person is normally regarded as the beneficial  owner of securities held in the name of his or her spouse or children living in his or her household.

          (f)  "Control"  shall  have the  same  meaning  as that  set  forth in
               Section 2(a)(9) of the 1940 Act.

          (g)  "Federal  Securities  Laws" means the Securities Act of 1933, the
               Securities  Exchange Act of 1934, the Sarbanes-Oxley Act of 2002,
               the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley
               Act,  any  rules  adopted  by the U.S.  Securities  and  Exchange
               Commission  (the  "SEC")  under any of these  statutes,  the Bank
               Secrecy Act as it applies to investment  companies and investment advisers,  and any  rules  adopted  thereunder  by the SEC or the
               Department of the Treasury.

          (h)  "Independent  Trustee" means a Trustee of the Trust who is not an
               "interested  person" of the Trust  within the  meaning of Section
               2(a)(19) of the 1940 Act.

          (i)  "Initial  Public   Offering"  means  an  offering  of  securities
               registered under the Securities Act of 1933, the issuer of which, immediately  before  the  registration,  was not  subject  to the reporting  requirements of Sections 13 or 15(d) of the Securities
               Exchange Act of 1934.

          (j)  "Investment  Person" means (i) any Portfolio Manager of the Trust as defined in (l) below;  (ii) securities  analysts,  traders and other  personnel  who  provide  information  and  advice  to  the
               Portfolio  Manager or who help  execute the  Portfolio  Manager's decisions;  (iii) any employee of the Trust or Adviser (or of any company in a control  relationship  to the Trust or Adviser) who, in connection with his or her regular functions or duties,  makes or participates in making recommendations  regarding the purchase or sale of  securities by the Trust;  or (iv) any natural  person who  controls  the Trust or Adviser and who  obtains  information concerning  recommendations  made  to  the  Trust  regarding  the purchase or sale of securities by the Trust.

          (k)  "Limited   Offering"  means  an  offering  that  is  exempt  from
               registration under the Securities Act of 1933 pursuant to Section
               4(2) or Section  4(6) or pursuant to Rule 504,  Rule 505, or Rule
               506 thereunder.

          (l)  "Portfolio  Manager"  means an employee of the Adviser  entrusted with the direct  responsibility  and authority to make investment decisions affecting a Reportable Fund, as defined below.

          (m)  "Purchase or Sale of a Security"  includes,  among other  things, the writing of an option to purchase or sell a Security.

          (n)  "Reportable Fund" means:

               (i)  Any investment  company,  or series  thereof,  for which the
                    Adviser  serves as an investment  adviser or  sub-adviser as defined  in  Section  2(a)(20)  of the  1940  Act  ("Managed
                    Fund"); or

               (ii) Any investment  company or series  thereof whose  investment adviser,  sub-adviser or principal  underwriter Controls, is
                    Controlled by, or is under common Control with, the Adviser.

          (o)  "Reportable  Security"  means a  security  as  defined in Section
               202(a)(18) of the Advisers  Act(2).  Reportable  Security as used herein shall also include any interest in unregistered investment companies. Reportable Security does not include:

               (i)  Direct obligations of the government of the United States;

               (ii) Bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial   paper   and  high   quality   short-term   debt
                    instruments, including repurchase agreements;

              (iii) Shares issued by money market funds;

               (iv) Shares issued by registered,  open-end investment  companies
                    other   than   those   that   are   Reportable    Funds   or
                    exchange-traded funds; and

               (v)  Shares  issued by unit  investment  trusts that are invested exclusively in one or more open-end funds, none of which are
                    Reportable Funds.

          (p)  "Supervised  Person"  means any  director,  officer,  partner  or employee of the Adviser,  any other person who provides advice on behalf of the Adviser and is subject to the Adviser's supervision and  control,  and any other  persons that the CCO may, in his or her discretion,  deem to be subject to certain provisions of this
               Code of Ethics.

2. STANDARDS OF BUSINESS CONDUCT

     The Adviser  requires  that all  Supervised  Persons,  in carrying  out the operations of the Adviser,  adhere to certain standards of business conduct. The standards of business  conduct that the Adviser requires are designed to reflect the Adviser's legal and fiduciary obligations to its clients.

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(2) Section  202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Act
both define "security" to mean any note, stock, treasury stock, security future,
bond,   debenture,   evidence  of  indebtedness,   certificate  of  interest  or
participation in any  profit-sharing  agreement,  collateral-trust  certificate, preorganization  certificate or  subscription,  transferable  share,  investment contract,  voting-trust  certificate,  certificate  of deposit  for a  security, fractional  undivided  interest in oil, gas, or other mineral  rights,  any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities  (including any interest therein or based on the value thereof), or any put, call, straddle,  option or privilege entered into in a national securities exchange relating to foreign currency, or, in general,  any interest or instrument  commonly  known as a "security," or any certificate of interest or participation  in,  temporary or interim  certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing

          (a)  Compliance with Laws, Rules and Regulations

               The  Adviser  expects its  Supervised  Persons to comply with all
               laws,   rules  and   regulations   applicable  to  the  Adviser's
               operations and business.  Supervised Persons should seek guidance whenever  they are in doubt as to the  applicability  of any law, rule or regulation regarding any contemplated course of action.

               Supervised  Persons  must  comply  with  all  applicable  Federal
               Securities  Laws.  This means  that  Supervised  Persons  are not permitted  to (a) defraud a client in any  manner;  (b) mislead a client in any manner,  including by making a statement that omits material  facts;  (c)  engage in any act,  practice  or course of conduct that  operates or would operate as a fraud or deceit upon a client; (d) engage in any manipulative practice with respect to a client; or (e) engage in any manipulative practice with respect to securities, including price manipulation.

          (b)  Conflicts of Interest

               Each  Supervised  Person of the Adviser should avoid any conflict of  interest  with  regard  to the  Adviser  and its  clients.  A
               "conflict  of  interest"  occurs  when  an  individual's  private interest  interferes with the interests of the Adviser and/or the interests of its clients. Any conflict of interest that arises in a specific  situation  or  transaction  must be  disclosed by the individual and resolved before taking any action.

3. PROHIBITED TRANSACTIONS

          (a)  No Access  Person shall engage in any act,  practice or course of conduct that would violate the provisions of Rule 17j-1.

          (b)  No Access Person shall:

               (i)  purchase or sell,  directly or  indirectly,  any security in which  he or  she  has  or by  reason  of  such  transaction acquires,  any direct or indirect  beneficial  ownership and which  to his or her  actual  knowledge  at the time of such purchase or sale:

                    (A)  is being  considered for purchase or sale by the Trust,
                         or

                    (B)  is being purchased or sold by the Trust;

               (ii) disclose to other persons the securities  activities engaged in or contemplated for the various  portfolios of the Trust;
                    or

              (iii) violate  the  Adviser's   Business  Gift  and  Entertainment
                    Policy.

          (c)  No Investment Person shall:

               (i)  directly or indirectly acquire  beneficial  ownership in any securities  in an Initial  Public  Offering  or in a Limited
                    Offering,  without prior written approval (including e-mail)
                    of the  Compliance  Department or other officer of the Trust designated by the Board of Trustees.  Any person  authorized to purchase  securities in an Initial  Public  Offering or a
                    Limited  Offering shall disclose that  investment  when they play a part in any subsequent consideration of an investment in the  issuer  by the  Trust.  In such  circumstances,  the
                    Trust's decision to purchase  securities of the issuer shall be subject to  independent  review by the Chair of the Audit
                    Committee of the Trust.

               (ii) profit in the purchase and sale,  or sale and  purchase,  of the  same  (or  equivalent)  securities  within  sixty  (60)
                    calendar  days.  Any  profits  realized  on such  short-term trades shall be subject to disgorgement to the Trust.

               (iii) serve on the  board of  directors  of any  publicly  traded
                    company  without  prior   authorization  of  the  Compliance
                    Department.  Any such  authorization  shall be based  upon a determination  that the board  service  would be  consistent with the interests of the Trust and its shareholders.

          (d)  No Portfolio Manager shall:

               (i)  buy or sell a security  within at least  seven (7)  calendar days  before  and  after  any  Managed  Fund  that he or she manages  trades in that  security.  Any profits  realized on trades  within  the  proscribed  period are  required  to be disgorged to the Managed Fund.

4. PERSONAL TRANSACTIONS IN REPORTABLE FUNDS

          (a)  No Access Person (including the Independent Trustees), officer or employee of the Trust or the Adviser  shall  engage in  excessive
               trading  or  market  timing   activities   with  respect  to  any
               Reportable  Fund. For purposes of the foregoing,  "market timing"
               shall  be  defined  as  a  series  of  purchase  and   redemption
               transactions,  regardless  of  size,  in  and  out  of  the  same
               Reportable Fund in a manner that the Compliance  Department deems to be excessive.

          (b)  Access Persons (including the Independent Trustees), officers and employees  of the Trust or the Adviser  are  required to maintain holdings  in a  Reportable  Fund  for a  minimum  of  sixty  (60)
               calendar  days before such persons are  permitted to redeem their
               shares  at  a  profit  (the  "Mandatory  Holding  Period").   Any
               redemption in violation of the Mandatory  Holding  Period that is not otherwise  exempt or excepted from this policy will result in the  required  disgorgement  of the profits to the  Managed  Fund resulting from the transaction.

          (c)  The  Mandatory  Holding  Period  does  not  apply  to  systematic purchases  of  shares of a  Reportable  Fund,  such as  Automatic
               Investment  Plans,  purchases  through  payroll  deductions,   or
               similar  transactions.  Upon  written  request,  submitted to the
               Compliance  Department,  the  Compliance  Department  may, at its
               discretion,  grant an exception to the Mandatory  Holding  Period for certain significant life events (e.g.,  marriage,  education, purchase of a home, etc.). The CCO will report such exceptions to the Board of Trustees at its next regularly scheduled meeting.

          (d)  An Access Person's  transactions in the Reportable Funds shall be reported to the Compliance Department pursuant to Section 6(d) of this Code and reviewed by the CO.

5. EXEMPTED TRANSACTIONS

          (a)  The  prohibitions  of Sections  3(b),  3(c) and 3(d) of this Code shall not apply to:

               (i)  purchases  or sales  effected in any account  over which the
                    Access  Person  has  no  direct  or  indirect  influence  or control;

               (ii) purchases or sales which are  non-volitional  on the part of either the Access Person or the Trust (e.g.,  tender offers, etc.);

               (iii) purchases or sales that are part of an Automatic Investment
                    Plan (including a dividend reinvestment plan); and

               (iv) purchases  effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were  acquired  from such  issuer, and sales of such rights so acquired.

6. COMPLIANCE PROCEDURES

          (a)  Pre-clearance

               With  the  exception  of the  Independent  Trustees,  all  Access
               Persons shall receive prior written approval  (including  e-mail)
               from the  Compliance  Department,  or other  officer of the Trust designated  by the Board of Trustees,  before (i)  purchasing  or selling  Reportable  Securities other than Managed Funds; or (ii)
               purchasing  securities in an Initial Public Offering or a Limited
               Offering.   With  regard  to  approved  purchases  of  Reportable
               Securities  other than Managed Funds, the CO will retain a record of approval as well as the rationale supporting such approval.

          (b)  Duplicate Confirmations and Account Statements

               With  the  exception  of the  Independent  Trustees,  all  Access
               Persons  shall  direct  their  brokers  to  supply to the CO on a timely  basis,  duplicate  copies  of  the  confirmation  of  all personal transactions in Reportable Securities (including Managed
               Funds) and copies of all periodic  statements  for all securities accounts.

          (c)  Disclosure of Personal Holdings (Initial and Annual Reports)

               All Access Persons,  with the exception of Independent  Trustees, shall  report and  disclose to the CO, all  personal  holdings of
               Reportable Securities (including Managed Funds) upon commencement of their  employment  with the Trust or Adviser,  as the case may be, and thereafter on an annual basis.  This Initial Report shall be made on the form  attached  hereto as Exhibit A and the Annual
               Report  shall be made on the form  attached  hereto as Exhibit B.
               Access  Persons shall also provide in each report the name of any broker,  dealer or bank with whom the Access Person maintained or maintains an account in which any securities were or are held for the direct or indirect  benefit of the Access  Person;  provided, however, that an Access Person shall not be required to make such a report with  respect to any account over which such person does not have any direct or indirect influence.

               (i)  Initial  Reports  shall  be  made no  later  than  ten  (10)
                    calendar days after the person  becomes an Access Person and provide  information  that is  current  as of a date no more than  forty-five  (45)  calendar  days prior to the date the person becomes an Access Person.

               (ii) Annual  Reports  shall  be  submitted   within  thirty  (30)
                    calendar  days  after  the end of  each  calendar  year  and provide  information  on  personal  holdings  of  Reportable
                    Securities (including Managed Funds) that is current as of a date no more than  forty-five  (45) calendar days before the date such Annual Report is submitted.

          (d)  Quarterly Reporting Requirements

               (i)  Every Access  Person shall report to the CO the  information described in Section  6(d)(iii) of this Code with respect to transactions in any Reportable Security in which such person has, or by reason of such transaction  acquires,  any direct or indirect beneficial ownership in the Reportable Security;
                    provided,  however,  that  an  Access  Person  shall  not be required  to  make  such  a  report:  (A)  with  respect  to transactions effected for any account over which such person does not have any direct or indirect  influence;  (B) if the report would duplicate information contained in broker trade confirmations  or account  statements  provided to the CO in accordance  with  Section  6(b) of this  Code;  or (C)  with respect  to  transactions  effected  pursuant  to  Automatic
                    Investment Plans.

               (ii) An  Independent  Trustee need only report a transaction in a
                    Reportable  Security  if such  trustee,  at the time of that transaction  knew, or, in the ordinary  course of fulfilling his or her official  duties as a trustee,  should have known
                    that,  during  the  fifteen  (15)  day  period   immediately
                    preceding  or  after  the  date  of the  transaction  by the trustee,  such Reportable  Security was purchased or sold by the Trust or was being  considered  for  purchase or sale by the Trust or the  Adviser.  Such  reports  will  include the information described in Section 6(d)(iii) of this Code.

              (iii) Reports required to be made under this Section 6(d) shall be made not later than thirty (30)  calendar days after the end of the calendar quarter in which the transaction(s) to which the report relates was effected.  Every Access Person,  with the exception of the Independent  Trustees  (unless required by Section  6(d)(ii)  above),  shall be required to submit a report for all periods,  including those periods in which no transactions in Reportable Securities were effected.  Access
                    Persons  shall also  provide in each  report the name of any
                    broker,   dealer  or  bank  with  whom  the  Access   Person
                    maintained an account in which any  securities  are held for the direct or indirect  benefit of the Access Person and the date the account was established.  A report shall be made on the form  attached  hereto as Exhibit C or on any other form containing the following information:

                    (A)  the date of the  transaction,  the title,  the interest rate and maturity date (if applicable),  and the number
                         of shares,  and the  principal  amount of each security
                         involved;

                    (B)  the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

                    (C)  the price at which the transaction was effected;

                    (D)  the name of the broker,  dealer or bank with or through whom the transaction was effected; and

                    (E)  the date that the report is submitted.

               (iv) Any such  report  may  contain a  statement  that the report shall not be construed as an admission by the person  making such  report  that  he or she  has any  direct  or  indirect beneficial  ownership  in the  security  to which the report relates.

          (e)  Annual Certification of Compliance with Code of Ethics

               Each Access Person, including Independent Trustees, shall certify annually that:

               (i)  he or she has read and  understands  the Code of Ethics  and recognizes that he or she is subject thereto;

               (ii) he or she has complied with the  requirements of the Code of
                    Ethics; and

              (iii) he  or  she  has  reported  all  personal   transactions  in
                    Reportable  Securities  required to be reported  pursuant to the requirements of this Code of Ethics.

          (f)  Conflict of Interest

               Each  Access  Person  shall  notify  in  writing  the  CCO of any personal conflict of interest  relationship which may involve the
               Trust, such as the existence of any economic relationship between his or her  transactions and securities held or to be acquired by any Managed Fund.

          (g)  Notification and Acknowledgment

               The CO shall notify in writing (including e-mail) each Supervised
               Person that he or she is subject to the  provisions  of this Code of  Ethics,  and shall  deliver a copy of this Code of Ethics and any subsequent  amendments hereto to each Supervised Person. Each
               Supervised  Person  annually  will  provide the CO with a written acknowledgement  of their  receipt of this Code of Ethics and any subsequent amendments hereto.

          (h)  Review of Reports

               The CO shall review the  initial,  annual and  quarterly  holding reports,  as  well as the  trade  confirmations  and  transaction statements  submitted  to the  Compliance  Department  by  Access
               Persons  as soon as  practicable  after  the  submission  of such reports to the Compliance Department to determine compliance with this Code of Ethics.

7. REPORTING OF VIOLATIONS TO THE CCO AND/OR THE BOARD OF TRUSTEES

          (a)  The CO, or any other officer,  trustee or employee of the Adviser or the Trust,  shall immediately  notify the CCO of any potential violations  of this Code of Ethics.  The CCO shall  report to the
               Board of Trustees on a quarterly basis all material violations of this Code of Ethics and any sanctions imposed in response.

          (b)  When the CCO finds that a transaction otherwise reportable to the
               Board of Trustees under Paragraph (a) of this Section 7 could not reasonably  be  found to have  resulted  in a  fraud,  deceit  or manipulative  practice in violation of Rule  17j-1(a),  he or she may, in his or her discretion,  include a written  explanation of such finding in the  quarterly  report made pursuant to this Code of Ethics (in lieu of reporting the  transaction  to the Board of
               Trustees).

8. ANNUAL REPORTING TO THE BOARD OF TRUSTEES

The CCO shall prepare an annual written  report  relating to this Code of Ethics to the Board of Trustees. Such annual report shall:

          (a)  summarize  any  changes in the  procedures  made  during the past year;

          (b)  describe  any  issues   arising  under  the  Code  of  Ethics  or
               procedures  since  the  last  report  to the  Board  of  Trustees
               including,   but  not  limited  to,  information  about  material
               violations  of the Code of Ethics  or  procedures  and  sanctions imposed in response to the material violations;

          (c)  identify any recommended changes in the existing  restrictions or procedures  based upon the  experience  of the Trust and  Adviser
               under  the  Code  of  Ethics,   evolving  industry  practices  or
               developments in applicable laws or regulations; and

          (d)  certify  that the  Trust  and  Adviser  have  adopted  procedures reasonably  necessary to prevent  Access  Persons from  violating this Code of Ethics.

9. SANCTIONS

Upon  discovering  a violation  of this Code of Ethics,  the CCO may impose such sanctions  as he or she deems  appropriate,  including,  among other  things,  a letter of censure or a recommendation to management  (subject to approval by the
Board of Trustees in appropriate cases) for the suspension or termination of the employment of the violator.

10. RETENTION OF RECORDS

     The following  records related to this Code of Ethics will be maintained by the Compliance Officer:

     (a)  The Code of Ethics and a copy of each Code of Ethics  that has been in effect at any time during the last five (5) years;

     (b)  each  memorandum  made by the  Compliance  Department  hereunder and a record of any  violation  hereof and any  action  taken as a result of such  violation  for five (5) years from the end of the fiscal year in which the violation occurred;

     (c)  a record of all  written  acknowledgements  of receipt of this Code of
          Ethics and any amendments  hereto for each person who currently is, or at any time during the past five (5) years was, a  Supervised  Person.
          Such  records  are to be  maintained  for five  (5)  years  after  the individual ceases to be a Supervised Person;

     (d)  a copy  of each  report  (including  any  brokerage  confirmations  or account  statements  provided in lieu of any such  report) made by any
          Supervised Person hereunder;

     (e)  a list of all  persons  who  currently  are, or at any time during the last five years were, Access Persons;

     (f)  a list of all persons who were  responsible for reviewing such reports at any time during the last five years;

     (g)  a record of any decision and the rationale  supporting the decision to approve  the  purchase of  Reportable  Securities  (excluding  Managed
          Funds) by Access Persons; and

     (h)  a copy of each written annual report to the Board of Trustees.

                                                                       Exhibit A
                                THE OLSTEIN FUNDS
                           OLSTEIN & ASSOCIATES, L.P.
                                 CODE OF ETHICS
                                 INITIAL REPORT

To the Compliance Officer:

     1.   I hereby  acknowledge  receipt of a copy of the Code of Ethics for The
          Olstein  Funds (the  "Trust")  and  Olstein &  Associates,  L.P.  (the
          "Adviser").
     2.   I have read and  understand the Code of Ethics and recognize that I am subject to it in the capacity of an "Access Person."
     3.   Except as noted  below,  I hereby  certify that I have no knowledge of the existence of any personal conflict of interest  relationship which
          may  involve  the  Trust  or  the   Adviser,   such  as  any  economic
          relationship  between my  transactions  and  securities  held or to be acquired by the Trust or any of its Series.
     4.   The information on this form is current as of  _______________,  which is a date no more than forty-five (45) calendar days prior to the date
          I became an Access Person.
     5.   As of the  date  below,  which  such  date is no  later  than ten (10)
          calendar days after I became an Access Person, as that term is defined in  the  Code  of  Ethics,  I  had a  direct  or  indirect  beneficial ownership* in the following  Reportable  Securities  (please note that
          Independent  Trustees are not required to report  personal  securities holdings):

                                              Number of Securities and
                      Exchange Ticker                Principal              Type of Interest
Name of Security    Symbol or CUSIP Number     Amount (if applicable)     (Direct or Indirect)

     6.   I hereby  represent  that as of the date this  report is  submitted  I maintain only the following  account(s)  in which any  securities  are held for my direct or indirect  benefit with the  brokers,  dealers or banks listed  below  (please  note that  Independent  Trustees are not required to provide the information required by this item).
          Name and Address of Broker/Dealer or Bank

Maintaining Account          Account Number           Date Established

Signature:
Print Name:
Title:
Date Submitted:

* Beneficial  ownership also includes securities held in the name of your spouse or children living in your household.

                                                                       Exhibit B
                                THE OLSTEIN FUNDS
                           OLSTEIN & ASSOCIATES, L.P.
                                 CODE OF ETHICS
                                  ANNUAL REPORT

To the Compliance Officer:

     1.   I have read and  understand  the Code of Ethics for The Olstein  Funds
          (the  "Trust") and Olstein &  Associates,  L.P.  (the  "Adviser")  and
          recognize  that I am  subject  to it in  the  capacity  of an  "Access
          Person."
     2.   I hereby  certify  that,  during the year ended  December  31, ____, I have: (a) complied with the  requirements  of the Code of Ethics;  (b)
          reported all securities  transactions required to be reported pursuant to the Code of Ethics;  (c)  submitted  this report within thirty (30)
          calendar  days  after  the  end of the  calendar  year;  and  (d)  the information provided on this form is current as of a date no more than forty-five  (45)  calendar  days  before the date this report has been submitted.
     3.   Except as noted  below,  I hereby  certify that I have no knowledge of the existence of any personal conflict of interest  relationship which may involve the Trust,  such as any economic  relationship  between my transactions and securities held or to be acquired by the Trust or any of its Series.
     4.   As of  December  31,  ____,  I had a  direct  or  indirect  beneficial ownership* in the following  Reportable  Securities  (please note that
          Independent  Trustees are not required to report  personal  securities holdings):

                                             Number of Securities and
                       Exchange Ticker               Principal              Type of Interest
Name of Security   Symbol or CUSIP Number     Amount (if applicable)      (Direct or Indirect)

     5.   I hereby represent that I maintain only the account(s) listed below in which any securities  are held for my direct or indirect  benefit with
          the  brokers,   dealers  or  banks  listed  below  (please  note  that
          Independent  Trustees  are not  required  to provide  the  information required by this item).
            Name and Address of Broker/Dealer or Bank

Maintaining Account          Account Number           Date Established

Signature:
Print Name:
Title:
Date Submitted::

* Beneficial  ownership also includes securities held in the name of your spouse or children living in your household.

                                                                       Exhibit C
                                THE OLSTEIN FUNDS
                           OLSTEIN & ASSOCIATES, L.P.
                                 CODE OF ETHICS
                         Securities Transactions Report
               For the Calendar Quarter Ended: __________________

To the Compliance  Officer:
During the quarter referred to above, the following  transactions  were effected in  Reportable  Securities  of which I had,  or by  reason  of such  transaction acquired,  direct or indirect beneficial ownership, and which are required to be reported  pursuant  to the Code of Ethics  adopted  by The  Olstein  Funds  (the
"Trust") and Olstein & Associates,  L.P. (the  "Adviser").  (Note to Independent
Trustees - You need only report a  transaction  in a security if, at the time of that transaction you knew, or in the ordinary course of fulfilling your official duties as a trustee should have known, that during the 15-day period immediately preceding or after the date of your transaction,  such Security was purchased or sold by the Trust or was being  considered  for purchase or sale by the Trust or the Adviser).

===================== ============ ============= ===== =================== ================ =====================
   Name of Security
 (including interest                                                          Nature of     Name and Address of
 rate, maturity date                                                         Transaction     Broker, Dealer or
and principal amount,    Date of    Number of           Dollar Amount of   (Purchase, Sale,  Bank Through Which
    if applicable)     Transaction    Shares     Price    Transaction           Other)            Effected
===================== ============ ============= ===== =================== ================ =====================

--------------------- ------------ ------------- ----- ------------------- ---------------- ---------------------

--------------------- ------------ ------------- ----- ------------------- ---------------- ---------------------

--------------------- ------------ ------------- ----- ------------------- ---------------- ---------------------

--------------------- ------------ ------------- ----- ------------------- ---------------- ---------------------

--------------------- ------------ ------------- ----- ------------------- ---------------- ---------------------

--------------------- ------------ ------------- ----- ------------------- ---------------- ---------------------

===================== ============ ============= ===== =================== ================ =====================
This report (i) excludes  transactions  with respect to which I had no direct or indirect influence or control,  (ii) excludes other transactions not required to be  reported,  and (iii) is not an  admission  that I have or had any  direct or indirect beneficial ownership in the securities listed above.
I hereby  represent  that I maintained  only the  following  brokerage  accounts listed below,  in which any securities  were held during the quarter  referenced above for my indirect or direct benefit:

 Name and Address of Broker/Dealer or
       Bank Maintaining Account           Account Number       Date Established

Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal  conflict of interest  relationship  which may involve the Trust or the Adviser,  such as the  existence  of any economic  relationship between my  transactions  and securities  held or to be acquired by the Trust or any of its Series.  I also certify that I have  submitted  this report not later than thirty (30)  calendar  days after the end of the calendar  quarter in which the reported transactions were effected.
Signature:
Print Name:
Title:
Date Submitted: